UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10240 Sorrento Valley Road, Suite 300 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATYR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 15, 2025, aTyr Pharma, Inc. (the “Company”) announced topline results from its Phase 3 EFZO-FIT™ study of efzofitimod in 268 patients with pulmonary sarcoidosis, a major form of interstitial lung disease. The study did not meet its primary endpoint of change from baseline in mean daily oral corticosteroid (“OCS”) dose at week 48. The change from baseline in mean daily OCS dose reduced to an average of 2.79 mg for 5.0 mg/kg efzofitimod vs 3.52 mg for placebo (p=0.3313). The study’s statistical analysis plan was designed on a hierarchical assessment basis, as such since the primary endpoint was not met, all subsequent statistical testing is reported as nominal findings. The study demonstrated a clinical improvement in the King’s Sarcoidosis Questionnaire (“KSQ”)-Lung score at week 48 for 5.0 mg/kg efzofitimod compared to placebo (p=0.0479), with a responder analysis of patients who achieved complete steroid withdrawal at week 48 with an improved KSQ-Lung score also showing improvement in patients treated with 5.0 mg/kg efzofitimod compared to placebo (p=0.0199). Lung function as measured by forced vital capacity (“FVC”) at week 48 was maintained.

Based on these findings, which the Company believes indicate drug activity for efzofitimod as evidenced by improvements across multiple clinically relevant efficacy endpoints, the Company plans to engage with the U.S. Food and Drug Administration (FDA) to review the results and determine the path forward for efzofitimod in pulmonary sarcoidosis.

EFZO-FIT™ was a global Phase 3 interventional study in 268 patients with pulmonary sarcoidosis that compared the efficacy and safety of efzofitimod at 3.0 mg/kg and 5.0 mg/kg doses versus placebo after 48 weeks of treatment, which included a protocol guided steroid taper in the first 12 weeks of the study, followed by continued taper or rescue until week 48.

Presented below are the families of endpoints analyzed in the study. As the primary endpoint did not achieve statistical significance, p-values for other endpoints are reported and should be interpreted as nominal p-values.

Study Outcome Measures at Week 48

•
Steroid Reduction
o
Primary Endpoint: Change from baseline in mean daily OCS dose to an average of 2.79 mg for 5.0 mg/kg efzofitimod vs 3.52 mg for placebo (p=0.3313)
o
Complete steroid withdrawal achieved for 52.6% of patients treated with 5.0 mg/kg efzofitimod vs 40.2% on placebo (p=0.0919)
•
KSQ-Lung Score
o
Change from baseline in KSQ-Lung score of 10.36 for 5.0 mg/kg efzofitimod vs 6.19 for placebo (p=0.0479)
o
Proportion of patients who achieved complete steroid withdrawal with stable KSQ-Lung score was 46.9% of patients on 5.0 mg/kg of efzofitimod vs 35.7% on placebo (p=0.1241)
o
Proportion of patients who achieved complete steroid withdrawal with KSQ-Lung improvement was 29.5% of patients on 5.0 mg/kg efzofitimod vs 14.4% in placebo (p=0.0199)
•
FVC
o
Change from baseline in absolute percent predicted FVC of -1.81 for patients in the 5.0 mg/kg efzofitimod vs -2.11 in placebo (p=0.7875)

•
Safety and Tolerability
o
Generally well-tolerated at both the 3.0 mg/kg and 5.0 mg/kg doses, consistent with previously observed safety profile in all trials conducted to date

On September 15, 2025, the Company will host a conference call and webcast to discuss the results. A corporate presentation regarding the results is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements regarding the potential therapeutic benefits and applications of efzofitimod; potential drug activity for efzofitimod; and plans to engage the FDA to determine a path forward for efzofitimod in pulmonary sarcoidosis as well as the Company’s expectations with respect to the outcome of that meeting and next steps for the development of efzofitimod in pulmonary sarcoidosis. Words such as “believes,” “plans,” “will” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties associated with research and development of pharmaceutical product candidates, as well as risks and uncertainties inherent in the Company’s business. Additional factors that could cause actual results to differ materially from those stated in or implied by the Company’s forward-looking statements are disclosed in its other filings with the U.S. Securities and Exchange Commission, including in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	aTyr Pharma, Inc. Corporate Presentation dated September 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: September 15, 2025